Exhibit 99.1
                                LOGO

                       N E W S   R E L E A S E

For Immediate Release

Contact:  HemaCare Corporation
       	  JoAnn Mannise, Director of Investor Relations
          877-310-0717
          www.hemacare.com

RELEASE DATE:  May 13, 2004

           HEMACARE REPORTS FIRST QUARTER FINANCIAL RESULTS
______________________________________________________________________


       LOS ANGELES - - - - HemaCare Corporation (OTC Bulletin Board: HEMA.OB) today announced first quarter 2004 results of operations that resulted in a profit of $246,000, or $0.03 per share basic and diluted, on revenue of $6,736,000. This represents the second consecutive profitable quarter since the implementation of management's restructuring plan in the third quarter of 2003. The restructuring plan closed several non-performing donor centers, principally located in the eastern United States. All of the donor centers that were not part of the restructuring plan experienced increased sales volumes and revenue in the first quarter of 2004, compared with the same period in 2003.

       Revenue in the first quarter of 2004 was 2.8% less than the $6,931,000 reported in the same period of 2003. Blood products revenue decreased $101,000 to $4,845,000, or 2.0%, as a result of the elimination of revenue generated by operations closed as part of the restructuring plan. Blood products revenue from ongoing donor centers increased $678,000, or 16.5%, from $4,102,000 reported in the first quarter of 2003. Blood services revenue in the quarter decreased $94,000, or 4.7%, to $1,891,000 as a result of a decrease in the number of therapeutic apheresis procedures performed, primarily in the New York market, and as a result of the closure of the Company's operations in Illinois, North Carolina, Pennsylvania and Tennessee in 2003.

       The first quarter results produced a gross profit of $1,431,000 compared with a gross profit of $1,000,000 for the same period in 2003. The gross profit percentage in the quarter increased to 21.2% from 14.4% for the same period in 2003. This improvement in gross profit is the result of increases in product prices and increased operational efficiencies realized from higher volumes. The Company has taken steps to improve prices on blood products as part of the renewal of the Company's hospital blood supply

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contracts.  Operational efficiencies resulting from higher volumes at the ongoing donor centers is one of the benefits from the current strategy to grow sales volume at existing facilities rather than from opening new donor centers.

         Commenting on the first quarter results, Judi Irving, President and Chief Executive Officer, stated, "We are very pleased to report our second consecutive profitable quarter. We are especially pleased that our efforts to focus the organization on growing sales volumes at our ongoing donor centers has produced higher revenues from all of our centers when compared with last year. We believe the successful implementation of our restructuring plan has helped to eliminate many of the distractions that has hindered management's ability to concentrate on the key drivers in our business. We plan to solidify our improvement in revenue and take further steps to improve operational efficiency. We can now dedicate our full attention to strategies that generate revenue and improved profit margins for our remaining business activities."

       HemaCare further announced the execution of an amendment to the existing credit agreement with Comerica Bank that extended the term of the line of credit to June 30, 2005, and revised the financial covenants to levels more favorable to the Company. As of March 31, 2004, the Company was in full compliance with the revised covenants.

       Finally, HemaCare also announced the termination of the donor center management contract with Presbyterian Intercommunity Hospital, located in Whittier, California, in the second quarter of 2004. The Company recorded revenues of $555,000 as a result of this contract in 2003, and $165,000 in the first quarter of 2004.

       HemaCare will be holding an interactive investor conference call on Thursday, May 13, 2004 at 1:00 pm (Eastern Daylight Time). Judi Irving, President and CEO, and Robert Chilton, Executive Vice President and CFO, will review the first quarter 2004 financial results. To participate in the call, please call 800-309-8563 and ask to join HemaCare's first quarter earnings conference call. A recording will be available two hours following the call through midnight, May 18, 2004 that can be replayed by calling 800-642-1687, ID number 7271110.

                        ABOUT HEMACARE CORPORATION
 	Founded in 1978, HemaCare is a national provider of blood products and services, and is believed to be the only publicly traded company engaged in the blood industry in the United States. HemaCare is licensed by the FDA and accredited by the American Association of Blood Banks. The Company focuses on providing cost effective, high quality solutions to the blood-related needs of U.S. hospitals and others.

This press release contains "forward-looking statements" within the meaning of the term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently,future events and actual results could differ materially from those set forth in, contemplated by, or underlined in the forward-looking statements contained herein. The Company undertakes no obligation to publicly release any revision to these forward-looking statements made to reflect events or circumstances after the date hereof.

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                          HemaCare Corporation

                       Condensed Consolidated Data
                              (Unaudited)

                                    Three Months Ended
                                         March 31,
                                    2004         2003
                                ------------  -----------
Statements of Operations:

Revenues                        $6,736,000   $6,931,000

Gross profit                    $1,431,000   $1,000,000

Income before income taxes      $  246,000   $   14,000


Provision (benefit) for income
taxes                           $        0   $    6,000
                                ___________  ___________

Net income                      $  264,000   $    8,000
                                ===========  ===========

Basic and diluted per
 share amounts                  $     0.03   $     0.00
                                ===========  ===========

Weighted average shares
outstanding - basic              7,756,000    7,751,000
                                ===========  ===========

Weighted average shares
outstanding - diluted            7,947,000    7,834,000
                                ===========  ===========



                                  March 31,
                                    2004
                                ------------
Balance Sheets


Assets
------

Cash and marketable securities $  911,000
Other current assets            4,323,000
Non-current assets              3,180,000
                               -----------
Total assets                   $8,414,000
                               ===========

Liabilities and Shareholders'
Equity
-----------------------------

Current liabilities            $3,471,000
Long-term liabilities           1,286,000
Shareholders' equity            3,657,000
                               -----------
Total liabilities and
 shareholders' equity          $8,414,000
                               ===========


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